UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2025

Hanesbrands Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Cherry Street Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 519-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	HBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on August 13, 2025, Hanesbrands Inc., a Maryland corporation (“Hanesbrands”), entered into an Agreement and Plan of Merger (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”) with Gildan Activewear Inc., a corporation incorporated under the Business Corporations Act (Canada) (“Gildan”), and the other parties thereto, providing for the indirect acquisition of Hanesbrands by Gildan through a series of transactions (collectively, the “Transactions”). Subject to the terms and conditions of the Merger Agreement, Gildan will acquire all of the outstanding shares of Hanesbrands common stock (“Hanesbrands Common Stock”) in exchange for 0.102 Gildan common shares (“Gildan Common Shares”) and $0.80 in cash, without interest, for each share of Hanesbrands Common Stock.

In connection with the Transactions, Gildan filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4 on September 19, 2025, which was amended on October 3, 2025 (the “Registration Statement”), that includes a preliminary prospectus with respect to the Gildan Common Shares to be issued in connection with the Transactions and a proxy statement for Hanesbrands stockholders (the “Preliminary Proxy Statement/Prospectus”). The Registration Statement became effective on October 23, 2025. Also on October 23, 2025, Hanesbrands filed with the SEC a definitive proxy statement/prospectus (the “Definitive Proxy Statement/Prospectus”). The Definitive Proxy Statement/Prospectus was first mailed to Hanesbrands stockholders on October 23, 2025.

A special meeting of Hanesbrands stockholders (the “Special Meeting”) will be held virtually on November 25, 2025, at 9:00 a.m. Eastern Time, to act on a proposal to approve the Transactions, as disclosed in the Definitive Proxy Statement/Prospectus. Hanesbrands stockholders of record at the close of business on September 30, 2025 will be entitled to vote at the Special Meeting or any adjournment or postponement of the Special Meeting. The Hanesbrands board of directors continues to recommend that Hanesbrands stockholders vote “FOR” the proposal to approve the Transactions and “FOR” the other proposals being considered at the Special Meeting.

Litigation Related to the Transactions

Following the filing of the Preliminary Proxy Statement/Prospectus, and as of the date of this Current Report on Form 8-K, Hanesbrands received certain Complaints and Demand Letters (each as described below) on behalf of purported Hanesbrands stockholders alleging deficiencies regarding the disclosures contained in the Preliminary Proxy Statement/Prospectus and Definitive Proxy Statement/Prospectus. While Hanesbrands and Gildan believe that the disclosures set forth in the Preliminary Proxy Statement/Prospectus and the Definitive Proxy Statement/Prospectus comply with all applicable laws and deny the allegations set forth in the Complaints and the Demand Letters, in order to moot the purported stockholders’ disclosure claims, avoid nuisance lawsuits and possible expense and disruption to the Transactions, and provide additional information to Hanesbrands stockholders, Hanesbrands and Gildan have determined to voluntarily supplement certain disclosures in the Definitive Proxy Statement/Prospectus with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Hanesbrands and Gildan specifically deny all allegations that any additional disclosure was or is required or material.

On November 4, 2025, a lawsuit by a purported Hanesbrands stockholder, captioned John Burke v. Hanesbrands Inc., et al., was filed in the Supreme Court of the State of New York (the “Burke Complaint”), asserting claims for negligent misrepresentations and concealment and negligence against Hanesbrands’ directors, based upon information included in or omitted from the Definitive Proxy Statement/Prospectus. On November 5, 2025, a lawsuit by a purported Hanesbrands stockholder, captioned John Carroll v. Hanesbrands Inc., et al., was filed in the Supreme Court of the State of New York (the “Carroll Complaint” and, together with the Burke Complaint, the “Complaints”), asserting claims for negligent misrepresentation and concealment and negligence against Hanesbrands’ directors. The Complaints seek a preliminary and permanent injunction and attorneys’ fees, and, if the Transactions are consummated, actual and punitive damages of an unspecified amount.

In addition, as of the date of this Current Report on Form 8-K, Hanesbrands has received certain demand letters (collectively, the “Demand Letters”) alleging deficiencies regarding the disclosures contained in the Preliminary Proxy Statement/Prospectus and the Definitive Proxy Statement/Prospectus.

It is possible that additional complaints or demand letters may be received by Hanesbrands alleging similar or additional disclosure deficiencies between the date of this Current Report on Form 8-K and consummation of the Transactions. If any such additional complaints or demand letters are received, Hanesbrands and Gildan may not necessarily disclose such events.

SUPPLEMENTAL DISCLOSURES

The Supplemental Disclosures are being filed to amend and supplement the information in the Registration Statement and the Definitive Proxy Statement/Prospectus. The Supplemental Disclosures are incorporated by reference into, and should be read in conjunction with, the Registration Statement and the Definitive Proxy Statement/Prospectus, which should be read by Hanesbrands stockholders in its entirety. If defined terms are used but not defined herein, they have the meanings set forth in the Registration Statement and the Definitive Proxy Statement/Prospectus. The inclusion in the Supplemental Disclosures of certain summary unaudited prospective financial information should not be regarded as an indication that any of Gildan, Hanesbrands, or their respective affiliates, officers, directors or other representatives, or any other recipient of this information, considered, or now considers, it to be material or to be reliably predictive of actual future results, and the unaudited prospective financial information should not be relied upon as such. To the extent that information in the Supplemental Disclosures differs from or updates information contained in the Registration Statement and the Definitive Proxy Statement/Prospectus, the information in the Supplemental Disclosures supersedes or supplements the information in the Registration Statement and the Definitive Proxy Statement/Prospectus. Except as specifically noted herein, the information set forth in the Registration Statement and the Definitive Proxy Statement/Prospectus remains unchanged.

The section entitled “The Merger Proposal — Opinion of Hanesbrands’ Financial Advisor — Illustrative Discounted Cash Flow Analysis — Hanesbrands Standalone” on pages 55–56 of the Registration Statement and the Definitive Proxy Statement/Prospectus is hereby amended and restated by adding the following underlined and bolded text:

Illustrative Discounted Cash Flow Analysis — Hanesbrands Standalone

Using the Forecasts and the NOL Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on Hanesbrands to derive a range of illustrative present values per share of Hanesbrands Common Stock. Using the mid-year convention for discounting cash flows and discount rates ranging from 9.75% to 11.75%, reflecting estimates of Hanesbrands’ weighted average cost of capital, Goldman Sachs discounted to present value as of June 28, 2025, (a) estimates of unlevered free cash flow for Hanesbrands for the third and fourth quarters of fiscal year 2025 through fiscal year 2029 as reflected in the Forecasts and (b) a range of illustrative terminal values for Hanesbrands, which were calculated by applying perpetuity growth rates ranging from 0.0% to 1.0%, to a terminal year estimate of the unlevered free cash flow to be generated by Hanesbrands of approximately $434 million, as reflected in the Forecasts (which analysis implied terminal year EBITDA exit multiples ranging from 6.3x to 8.5x). In addition, using a discount rate of 10.75%, reflecting an estimate of Hanesbrands’ weighted average cost of capital, Goldman Sachs discounted to present value as of June 28, 2025, the estimated benefits of Hanesbrands’ net operating losses (“NOLs”) of approximately $155 million through the year 2026, as reflected in the NOL Forecasts. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts, the NOL Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model (“CAPM”), which requires certain company-specific inputs, including Hanesbrands’ target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for Hanesbrands, as well as certain financial metrics for the United States financial markets generally.

Goldman Sachs derived ranges of illustrative enterprise values for Hanesbrands by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Hanesbrands the amount of Hanesbrands’ total debt and debt-like items of approximately $2.4 billion and added the amount of Hanesbrands’ total cash and cash equivalents of approximately $220 million, in each case, as of June 28, 2025, and as provided by and approved for Goldman Sachs’ use by the management of Hanesbrands, to derive a range of illustrative equity values for Hanesbrands. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Hanesbrands of approximately 364 million, as provided by and approved for Goldman Sachs’ use by the management of Hanesbrands, using the treasury stock method, to derive a range of illustrative present values per share ranging from $4.99 to $8.14.

The section entitled “The Merger Proposal — Opinion of Hanesbrands’ Financial Advisor — Illustrative Discounted Cash Flow Analysis — Pro Forma Combined Company” on pages 56–57 of the Registration Statement and the Definitive Proxy Statement/Prospectus is hereby amended and restated by adding the following underlined and bolded text:

Illustrative Discounted Cash Flow Analysis — Pro Forma Combined Company

Using the Forecasts, the NOL Forecasts and the Synergies, Goldman Sachs performed an illustrative discounted cash flow analysis on the pro forma combined company. Using the mid-year convention for discounting cash flows and discount rates ranging from 9.25% to 11.25%, reflecting estimates of the pro forma combined company’s weighted average cost of capital, Goldman Sachs discounted to present value as of June 29, 2025, (a) estimates of unlevered free cash flow for the pro forma combined company for the third and fourth quarters of fiscal year 2025 through fiscal year 2029 as reflected in the Forecasts and taking into account the Synergies and (b) a range of illustrative terminal values for Hanesbrands, which were calculated by applying perpetuity growth rates ranging from 2.5% to 3.5%, to a terminal year estimate of the unlevered free cash flow to be generated by the pro forma combined company of approximately $1.3 billion, as reflected in the Forecasts and taking into account the Synergies (which analysis implied terminal year EBITDA exit multiples ranging from 8.2x to 12.6x). In addition, using a discount rate of 10.25%, reflecting an estimate of the pro forma combined company’s weighted average cost of capital, Goldman Sachs discounted to present value as of June 29, 2025, the estimated benefits of Hanesbrands’ NOLs of approximately $155 million through the year 2026, as reflected in the NOL Forecasts. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts, the NOL Forecasts and the Synergies and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived such discount rates by application of the CAPM, which requires certain company-specific inputs, including the pro forma combined company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the pro forma combined company, as well as certain financial metrics for the United States financial markets generally.

Goldman Sachs derived ranges of illustrative enterprise values for the pro forma combined company by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for the pro forma combined company the amount of the pro forma combined company’s total debt and debt-like items of approximately $4.2 billion and added the amount of the pro forma combined company’s total cash and cash equivalents of approximately $306 million, in each case, as of June 28, 2025, in the case of Hanesbrands, and June 29, 2025, in the case of Gildan, and as provided by and approved for Goldman Sachs’ use by the management of Hanesbrands, to derive a range of illustrative equity values for the pro forma combined company. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of the pro forma combined company of approximately 190 million, as provided by and approved for Goldman Sachs’ use by the management of Hanesbrands, using the treasury stock method. Goldman Sachs then multiplied the range of illustrative present equity values per share it derived by the Exchange Ratio, and added the result to the $0.80 per share of Hanesbrands Common Stock to be paid in cash to the holders (other than Gildan and its affiliates) of the outstanding shares of Hanesbrands Common Stock pursuant to the Merger Agreement. This analysis resulted in a range of illustrative present values for the consideration to be paid per share of Hanesbrands Common Stock of $6.34 to $9.94.

The section entitled “The Merger Proposal — Opinion of Hanesbrands’ Financial Advisor — Illustrative Present Value of Future Share Price Analysis — Hanesbrands Standalone” on page 57 of the Registration Statement and the Definitive Proxy Statement/Prospectus is hereby amended and restated by adding the following underlined and bolded text:

Illustrative Present Value of Future Share Price Analysis — Hanesbrands Standalone

Using the Forecasts, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Hanesbrands Common Stock. For this analysis, Goldman Sachs first calculated the implied enterprise value for Hanesbrands as of December 31 for each of the fiscal years 2025 through 2027, by applying a range multiples of illustrative enterprise value to the next 12 month EBITDA (“EV / NTM EBITDA”) of

6.5x to 8.5x to estimates of Hanesbrands’ EBITDA for each of the fiscal years 2026 through 2028. This illustrative range of EV / NTM EBITDA multiple estimates was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical EV / NTM EBITDA multiples for Hanesbrands.

Goldman Sachs then subtracted the amount of Hanesbrands’ total debt and debt-like items for each of the fiscal years 2025 to 2027 of approximately $2.0 billion, $1.7 billion and $1.4 billion, respectively, and added the amount of Hanesbrands’ cash and cash equivalents of approximately $200 million for each of the fiscal years 2025 through 2027, each as provided by and approved for Goldman Sachs’ use by the management of Hanesbrands, from the respective implied enterprise values in order to derive a range of illustrative equity values as of December 31 for Hanesbrands for each of the fiscal years 2025 through 2027. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Hanesbrands Common Stock of approximately 364 million for each of fiscal years 2025 through 2027, calculated using information provided by and approved for Goldman Sachs’ use by the management of Hanesbrands, to derive a range of implied future values per share of Hanesbrands Common Stock. Goldman Sachs then discounted these implied future equity values per share of Hanesbrands Common Stock to June 28, 2025, using an illustrative discount rate of 12.25%, reflecting an estimate of Hanesbrands’ cost of equity. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for Hanesbrands, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $4.37 to $7.97 per share of Hanesbrands Common Stock.

The section entitled “The Merger Proposal — Opinion of Hanesbrands’ Financial Advisor — Illustrative Present Value of Future Share Price Analysis — Pro Forma Combined Company” on pages 57–58 of the Registration Statement and the Definitive Proxy Statement/Prospectus is hereby amended and restated by adding the following underlined and bolded text:

Illustrative Present Value of Future Share Price Analysis — Pro Forma Combined Company

Using the Forecasts, including the Synergies, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Hanesbrands Common Stock based on a theoretical value per common share of the pro forma combined company. For this analysis, Goldman Sachs first calculated the implied enterprise value for the pro forma combined company as of December 31 for each of the fiscal years 2025 through 2027, by applying a range of EV / NTM EBITDA multiples of 8.5x to 11.0x to estimates of the pro forma combined company’s EBITDA for each of the fiscal years 2026 through 2028. This illustrative range of EV / NTM EBITDA multiple estimates was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical EV / NTM EBITDA multiples for Hanesbrands and Gildan.

Goldman Sachs then subtracted the amount of the pro forma combined company’s total debt and debt-like items for each of the fiscal years 2025 to 2027 of approximately $3.9 billion, $3.9 billion and $3.6 billion, respectively, and added the amount of the pro forma combined company’s cash and cash equivalents for each of the fiscal years 2025 to 2027 of approximately $232 million, $942 million and $100 million, respectively, each as provided by and approved for Goldman Sachs’ use by the management of Hanesbrands, from the respective implied enterprise values in order to derive a range of illustrative equity values as of December 31 for the pro forma combined company for each of the fiscal years 2025 to 2027. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding common shares of the pro forma combined company for each of fiscal years 2025 to 2027 of approximately 190 million, 191 million and 173 million, respectively, calculated using information provided by and approved for Goldman Sachs’ use by the management of Hanesbrands, to derive a range of implied future values per common share of the pro forma combined company. Goldman Sachs then added the cumulative dividends per common share of the pro forma combined expected to be paid to holders of common shares of the pro forma combined company through the end of each of fiscal years 2025 to 2027, using the Forecasts. Goldman Sachs then discounted these implied future equity values per common share of the pro forma combined company to June 29, 2025, using an illustrative discount rate of 11.75%, reflecting an estimate of the pro forma combined company’s cost of equity. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for Hanesbrands, as well as certain financial metrics for the United States financial markets generally. Goldman Sachs then multiplied the range of illustrative present equity values it derived for the common shares of the pro forma combined company by the Exchange Ratio and added the result to the $0.80 per share of Hanesbrands Common

Stock to be paid in cash to the holders (other than Gildan and its affiliates) of Hanesbrands Common Stock pursuant to the Merger Agreement. This analysis resulted in a range of implied present values for the consideration to be paid per share of Hanesbrands Common Stock of $5.87 to $8.70.

The section entitled “The Merger Proposal — Opinion of Hanesbrands’ Financial Advisor — Selected Transactions Analysis” on page 58 of the Registration Statement and the Definitive Proxy Statement/Prospectus is hereby amended and restated by adding the following underlined and bolded text:

Selected Transactions Analysis

Goldman Sachs analyzed certain information relating to the following selected transactions in the apparel industry since 2010. For each of the selected transactions, Goldman Sachs calculated and compared the implied enterprise value of the applicable target company based on the consideration paid in the transaction as a multiple of the target company’s last 12 month EBITDA (“LTM EBITDA”) based on information in public filings, press releases and investor relations documents. While none of the companies that participated in the selected transactions are directly comparable to Hanesbrands, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of Hanesbrands results, market sizes and product profile.

The following table presents the results of this analysis:

	Selected Transactions			EV / LTM EBITDA Multiple
Announcement Date	Acquiror	Target	Implied EV ($ in millions)
January 2018	Boardriders, Inc.	Billabong International Limited	$300	7.4x

May 2017	Coach, Inc.	Kate Spade & Company	$2,377	9.3x

May 2015	Ascena retail group, inc.	ANN INC.	$1,991	7.7x

March 2015	TowerBrook Capital Partners L.P.	J.Jill Group Inc.	$396	6.0x

December 2013	Sycamore Partners	The Jones Group Inc.	$2,148	8.3x

October 2012	PVH Corp.	The Warnaco Group, Inc.	$2,849	8.1x

March 2010	PVH Corp.	Tommy Hilfiger B.V.	$3,003	8.5x

Based on the results of the foregoing calculations and Goldman Sachs’ professional judgment and experience, Goldman Sachs applied a reference range of EV / LTM EBITDA multiples of 6.0x to 9.3x to Hanesbrands’ LTM EBITDA as of June 28, 2025, as provided by and approved for Goldman Sachs’ use by the management of Hanesbrands, to derive a range of implied enterprise values for Hanesbrands. Goldman Sachs then subtracted the net debt of Hanesbrands as of June 28, 2025 of approximately $2.2 billion, as provided by and approved for Goldman Sachs’ use by the management of Hanesbrands, and divided the result by the number of fully diluted outstanding shares of Hanesbrands Common Stock as of August 12, 2025 of 364 million, as provided by and approved for Goldman Sachs’ use by the management of Hanesbrands, to derive a reference range of implied values per share of Hanesbrands Common Stock of $2.58 to $7.28.

The table under the section entitled “The Merger Proposal — Certain Unaudited Prospective Financial Information — Hanesbrands Projections”, contained on page 64 of the Registration Statement and the Definitive Proxy Statement/Prospectus, is hereby amended and supplemented by adding the following underlined and bolded row at the bottom of the table:

	Fiscal Year
($ in millions)	FY 2025E	FY 2026E	FY 2027E	FY 2028E	FY 2029E
Implied Cash Tax Savings from Utilization of Net Operating Loss Carryforwards (as set forth in the NOL Forecasts)		$33

Forward-Looking Statements

Certain statements included herein constitute “forward-looking statements” and forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities legislation and regulations (collectively, “FLI”). FLI is included herein to provide information about Gildan and Hanesbrands, including each company’s management’s respective assessment of Gildan’s and Hanesbrands’ future plans and operations, which FLI may not be appropriate for other purposes and are subject to important risks, uncertainties and assumptions. FLI generally can be identified by the use of conditional or forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “project,” “assume,” “anticipate,” “plan,” “foresee,” “believe,” “pro forma,” “outlook,” or “continue” or the negatives of these terms or variations of them or similar terminology. These forward-looking statements may include, among others, statements regarding the expected Closing and the timing of the Transactions; the anticipated benefits of the Transactions including the expected run-rate synergies and the timing to realize such synergies; the unaudited prospective financial information included herein; competitive position, market penetration, consumer reach, product offering, innovation, operational capabilities and go-to-market capabilities of the combined business; Gildan’s financial position following the closing of the Transactions; operational plans for the combined business; the efficiencies to be achieved as a result of the Transactions; the expected sources of financing of the Transactions and the consummation of the financing contemplated by the Debt Commitment Letter and Debt Financing to replace all or a portion thereof; the refinancing of Hanesbrands’ existing debt; and the planned post-Closing strategic alternatives review by Gildan in respect of the Hanesbrands Australia business. Any statements contained herein that are not statements of historical fact, including statements about Gildan’s and Hanesbrands’ beliefs and expectations, are forward-looking statements and should be evaluated as such.

FLI is inherently uncertain, and the results or events expressed or implied in such FLI may differ materially from actual results or events. Material factors, which could cause actual results or events to differ materially from a conclusion, forecast or projection in such FLI, include, but are not limited to, those discussed and identified in public filings made by Gildan and Hanesbrands with the SEC and, in the case of Gildan, with the applicable Canadian securities regulatory authorities and the following: the timing and completion of the Transactions, including the timely receipt of Gildan Approvals and Hanesbrands Approvals to satisfy the closing conditions of the Transactions; the realization of anticipated benefits and synergies of the Transactions and the timing and quantum thereof; the success of integration plans and the time required to successfully integrate the combined business; the focus of management time and attention on the Transactions and other potential disruptions arising from the Transactions; potential undisclosed liabilities not identified during the due diligence process; the accuracy of the combined and pro forma financial information of the combined business; and the ability of Gildan to obtain the financing contemplated by the Debt Commitment Letter or permanent financing to replace all or a portion of such financing. In addition, the following risks apply to Gildan and are expected to apply to the combined business following the closing of the Transactions: changes in general economic, financial or geopolitical conditions globally or in one or more of the markets Gildan serves; Gildan’s ability to implement its growth strategies and plans, including its ability to bring projected capacity expansion online; the intensity of competitive activity and Gildan’s ability to compete effectively; Gildan’s reliance on a small number of significant customers, including Gildan’s largest distributor; the fact that Gildan’s customers do not commit to minimum quantity purchases; Gildan’s ability to anticipate, identify or react to changes in consumer preferences and trends; Gildan’s ability to manage production and inventory levels effectively in relation to changes in customer demand; fluctuations and volatility in the prices of raw materials and energy-related inputs, from current levels, used to manufacture and transport Gildan’s products; Gildan’s reliance on key suppliers and Gildan’s ability to maintain an uninterrupted supply of raw materials, intermediate materials and finished goods; the impact of climate, political, social and economic risks, natural disasters, epidemics, pandemics and endemics, in the countries in which Gildan operates or sell to, or from which Gildan sources production; disruption to manufacturing and distribution activities due to such factors as operational issues, disruptions in transportation logistic functions, labor disruptions, political or social instability, weather-related events, natural disasters, epidemics and pandemics, and other unforeseen adverse events; compliance with applicable trade, competition, taxation, environmental, health and safety, product liability, employment, patent and trademark, corporate and securities, licensing and permits, data privacy, bankruptcy, anti-corruption and other laws and regulations in the jurisdictions in which Gildan operates; the imposition of trade remedies, compliance with or changes to duties and tariffs, international trade legislation, bilateral and multilateral trade agreements and trade preference programs that Gildan is currently relying on in conducting its manufacturing operations or the application of safeguards thereunder; the impact, including broader economic impacts, of the tariffs imposed by the U.S. administration through a series of executive orders, and of any retaliation measures adopted by other governments, or the imposition of further restrictions or prohibitions on the export or import of goods between countries; elimination of government subsidies and credits that Gildan currently benefits from, and the non-realization of anticipated new subsidies and credits; factors or circumstances that could increase Gildan’s effective income tax rate, including the outcome of any tax audits or changes to applicable tax laws or treaties; changes to and failure to comply with consumer product safety laws and regulations; changes in Gildan’s relationship with its employees or changes to domestic and foreign employment laws and regulations; Gildan’s reliance on key management and its ability to attract and/or retain key personnel; negative publicity as a result of actual, alleged or perceived violations of human rights, labor and environmental laws or international labor standards, or unethical labor or other business practices by Gildan or one of its third-party contractors; Gildan’s ability to protect Gildan’s intellectual property rights; operational problems with Gildan’s information systems or those of Gildan’s service providers as a result of system failures, viruses, security and cybersecurity breaches, disasters and disruptions due to system upgrades or the integration of systems; an actual or perceived breach of data security; rapid developments in artificial intelligence; changes in accounting policies and estimates; exposure to risks arising from financial instruments, including credit risk on trade accounts receivables and other financial instruments, liquidity risk, foreign currency risk and interest rate risk, as well as risks arising from commodity prices; trends associated with Hanesbrands’ business; Hanesbrands’ ability to successfully implement its strategic plans, including its supply chain restructuring and consolidation and other cost savings initiatives; the rapidly changing retail environment and the level of consumer demand; the effects of any geopolitical conflicts (including the ongoing Russia-Ukraine conflict and Middle East conflicts) or public health emergencies or severe global health crises, including effects on consumer spending, global supply chains, critical supply routes and the financial markets; Hanesbrands’ ability to deleverage on the anticipated time frame or at all; any inadequacy, interruption, integration failure or security failure with respect to Hanesbrands’ information technology; future intangible assets or goodwill impairment due to changes in Hanesbrands’ business, market condition, or other factors; significant fluctuations in foreign exchange rates; legal, regulatory, political and economic risks related to Hanesbrands’ international operations, including the imposition of or changes in duties, taxes, tariffs and other charges impacting Hanesbrands’ products or supply chain, or the threat thereof; Hanesbrands’ ability to effectively manage its complex international tax structure; and Hanesbrands’ future financial performance. These factors may cause Gildan’s and/or Hanesbrands’, as applicable, actual performance and financial results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such FLI.

There can be no assurance that the expectations represented by the FLI will prove to be correct. The purpose of the FLI is to provide the reader with a description of Gildan’s or Hanesbrands’ management’s expectations regarding Gildan’s or Hanesbrands’ future financial performance, as applicable, and may not be appropriate for other purposes. Furthermore, unless otherwise stated, the FLI contained herein are made as of the date hereof, and there is no obligation to update publicly or to revise any of the included FLI, whether as a result of new information, future events, or otherwise unless required by applicable legislation or regulation. The FLI contained herein are expressly qualified by this cautionary statement.

For additional information about factors that could cause Gildan’s or Hanesbrands’ results to differ materially from those described in the FLI, please see the section entitled “Risk Factors” in the Definitive Proxy Statement/Prospectus as well as in the reports that Gildan and Hanesbrands have filed with the SEC and SEDAR+, as applicable.

Additional Information and Where to Find It

Gildan filed with the SEC a registration statement on Form F-4 on September 19, 2025, which was amended on October 3, 2025, which included a preliminary proxy statement of Hanesbrands that also constitutes a prospectus of Gildan. The definitive proxy statement/prospectus was filed by Hanesbrands with the SEC on October 23, 2025, and was sent to Hanesbrands stockholders on October 23, 2025. Each of Gildan and Hanesbrands may also file other relevant documents with the SEC in connection with the Transactions. INVESTORS AND SHAREHOLDERS OF HANESBRANDS AND GILDAN ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HANESBRANDS, GILDAN, THE TRANSACTIONS AND RELATED MATTERS. The registration statement and the definitive proxy statement/prospectus and other documents filed by Gildan and Hanesbrands with the SEC, when filed, will be available free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the registration statement and definitive proxy statement/prospectus and other documents which have been or will be filed with the SEC by Gildan online at gildancorp.com/investors, upon written request delivered to Gildan at 600 de Maisonneuve Boulevard West, 33rd Floor, Montréal, Québec, H3A 3J2, Attention: Secretary, or by calling Gildan at 1-514-735-2023, and will be able to obtain free copies of the registration statement and definitive proxy statement/prospectus and other documents filed with the SEC by Hanesbrands online at ir.hanesbrands.com or upon written request to Hanesbrands in care of the Corporate Secretary, at Hanesbrands Inc., 101 N. Cherry Street, Winston-Salem, North Carolina 27101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2025	HANESBRANDS INC.

	By:	/s/ M. Scott Lewis
		Name:	M. Scott Lewis
		Title:	Chief Financial Officer and Chief Accounting Officer